Exhibit 99.5

Contact:	Paul Dickard (Media)
(201) 573-3120

Joe Fimbianti (Analysts)

(201) 573-3113

Ingersoll Rand Announces Plans to Reorganize in Ireland

Hamilton, Bermuda, March 5, 2009 — Ingersoll-Rand Company Limited (NYSE: IR), the world leader in creating and sustaining safe, comfortable and energy efficient environments, today announced that its Board of Directors has approved a reorganization of the company from Bermuda to Ireland.

The first step in this reorganization is the establishment of Ingersoll Rand’s tax residency in Ireland. Ingersoll Rand shareholders will then be asked to vote in favor of completing the reorganization at a shareholders meeting. If conditions are satisfied, including approval by Ingersoll Rand’s shareholders and the Supreme Court of Bermuda, it is expected that Ingersoll-Rand plc, an Irish incorporated company, will replace Ingersoll-Rand Company Limited as the group’s ultimate parent company.

“We considered a full range of options and locations for the company and decided on Ireland based on the company’s business activities in Ireland, its membership in the European Union, its common law-based legal system and its stable business, legal and regulatory environment,” said Herbert Henkel, Chairman and Chief Executive Officer of Ingersoll Rand. “We believe our shareholders will be well served by this decision which provides us with many financial, strategic and operational benefits.”

Ireland is an important part of Ingersoll Rand’s operation and the company has approximately 700 employees in Ireland employed in manufacturing, sales and corporate roles. Ingersoll Rand’s Thermo King business has a major manufacturing site in Galway and many of the company’s European Region shared services are based in Dublin.

In addition to its stable business, legal and regulatory environment, Ireland enjoys strong relationships as a member of the European Union. Ireland also enjoys a long history of international investment and a good network of tax treaties with the United States, the European Union and several other countries where Ingersoll Rand has major operations.

Ingersoll Rand does not expect a material impact on its financial operations or anticipate changes to its day-to-day operations as a result of this decision. Ingersoll Rand will, upon completion of the reorganization, continue to be subject to United States Securities and Exchange Commission (SEC) reporting requirements, and Ingersoll Rand’s shares will continue to be listed on the New York Stock Exchange (NYSE: IR).

A Questions & Answers document will be posted shortly on the Company’s web site in the Investor Relations section. This document can be found at the following URL – http://investor.shareholder.com/ir/.

This communication is being made in respect of the proposed reorganization. In connection with the reorganization, Ingersoll Rand intends to file with the SEC a proxy statement and mail the proxy statement to its shareholders. Shareholders are urged to read such proxy statement when it becomes available because it will contain important information. The proxy statement will be, and other documents filed or to be filed by Ingersoll Rand with the SEC are or will be, available free of charge at the SEC’s web site (www.sec.gov) and at Ingersoll Rand’s web site (www.irco.com).

Ingersoll Rand and its directors and executive officers and other persons may be deemed participants in the solicitation of proxies in connection with the proposed reorganization. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Ingersoll Rand shareholders in connection with the reorganization will be set forth in the proxy statement when it is filed with the SEC. You can find information about Ingersoll Rand’s directors and executive officers in its definitive proxy statement which was filed on April 16, 2008. You can obtain free copies of these documents from Ingersoll Rand using the contact information above.

This news release includes “forward-looking statements” that involve risks, uncertainties and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Political, economic, climatic, currency, tax, regulatory, technological, competitive, and other factors could cause actual results to differ materially from those anticipated in the forward-looking statements. Additional information regarding these risk factors and uncertainties is detailed from time to time in the company’s SEC filings, including but not limited to its report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 2, 2009. Ingersoll Rand is a global diversified industrial firm providing products, services and solutions to enhance the quality and comfort of air in homes and buildings, transport and protect food and perishables, secure homes and commercial properties, and enhance industrial productivity and efficiency. Driven by a 100-year-old tradition of technological innovation, we enable companies and their customers to create progress. For more information, visit www.ingersollrand.com.

Ingersoll Rand is a global diversified industrial firm providing products, services and solutions to enhance the quality and comfort of air in homes and buildings, transport and protect food and perishables, secure homes and commercial properties, and enhance industrial productivity and efficiency. Driven by a 100-year-old tradition of technological innovation, we enable companies and their customers to create progress. For more information, visit www.ingersollrand.com.

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March 5, 2009